                                                                     EXHIBIT 5.1
                        Williams, Caliri, Miller & Otley
                           A Professional Corporation
                                 1428 Route 23
                         Wayne, New Jersey  07474-0995
November __, 1995

Great Falls Bancorp
55 Union Boulevard
Totowa, New Jersey  07512

Gentlemen:

We refer to the Registration Statement on Form S-4 (Registration Statement No. 33-62915) filed by Great Falls Bancorp (the "Company") on September 26, 1995 with the Securities and Exchange Commission (the "Commission") relating to Common Stock of the Company to be issued in connection with the acquisition (the "Acquisition") of Bergen Commercial Bank by the Company pursuant to an Acquisition Agreement and a Plan of Acquisition, each dated August 16, 1995, as such Form S-4 was amended by Amendment No. 1 filed with the Commission on November __, 1995, and as it is being further amended by Amendment No. 2 to be filed with the Commission on November __, 1995 (the "Registration Statement").

The common stock covered by the Registration Statement consists of a total of 650,000 shares of the Company's Common Stock, $1.00 par value per share ("Common Stock").

We have examined originals, or copies certified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials and of officers of the Company as we have deemed necessary as a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that each share of Common Stock registered will, when and to the extent issued pursuant to the Acquisition, be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement and to the references to our firm under the headings "THE PROPOSED ACQUISITION-- Federal Income Tax Consequences" and "LEGAL MATTERS" in the Proxy Statement/Prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Very truly yours,

WILLIAMS, CALIRI, MILLER & OTLEY
A Professional Corporation